Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Michael Porter, President

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala Elsherbini, COO

972-458-8000

BEACON ENTERPRISE SOLUTIONS REPORTS 51% INCREASE IN NET SALES AND 97% INCREASE IN GROSS PROFIT FOR FISCAL FIRST QUARTER 2012

-- Income from Operations Increases by $1.5 Million Year over Year --

-- Conference Call To Be Held Tomorrow at 10:00 A.M. Eastern Time --

LOUISVILLE, KY, February 8, 2012 -- Beacon Enterprise Solutions Group, Inc. (OTCBB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, reports fiscal first quarter financial results for the period ended December 31, 2011, which are discussed below:

Financial Highlights for the Fiscal 2012 First Quarter:

o	Net sales for the quarter increased 51% to $6 million from $4 million in the year-ago first quarter;

o	Gross profit for the quarter increased 97% to $2.3 million from $1.2 million in the year-ago first quarter;

o	Gross profit margins improved 900 basis points to 39% from 30% in last year’s first quarter;

o	Total operating expenses for the quarter decreased by 12% to $2.2 million from $2.6 million in the year-ago first quarter;

o	Net sales per employee increased by 52% over last year’s first quarter (annualized);

o	Salaries and benefits, as a percentage of net sales, improved to 24% from 42% in the year-ago first quarter;

o	Income from operations for the quarter increased to $71,000 from a loss of ($1.4) million in the year-ago first quarter;

o	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) improved by over $1.4 million during the most recent quarter to positive $183,000 from negative ($1.3 million) in the year-ago first quarter; and

o	The Company’s cash position at the end of the quarter increased by 142% to $2.1 million from $861,000 at end of the year-ago first quarter.

Bruce Widener, Chairman and CEO of Beacon Enterprise Solutions commented, “Fiscal 2012 is shaping up to be another year of significant growth for Beacon. We’re reporting another quarter of double-digit sales growth, improved and stable gross profit margins and positive income from operations. Although we have been impacted by the current challenges in the global economy, having seen some large infrastructure projects delayed and experienced longer than usual sales cycles, we have continued to grow our business, strengthen our customer relationships and expand our capabilities despite these challenges. We are currently on track to achieve a minimum of 50% annual sales growth in 2012, without the benefit of pending large infrastructure projects, and expect to achieve sustainable profitability. Our sales pipeline remains robust and continues to expand. We are also continuing to pursue a number of large project opportunities that could have a significant, positive impact on our growth and profitability in 2012.”

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“In the fiscal first quarter we continued the upward trends that began last year and worked to further solidify our position as a leading global ITS provider,” added Jerry Bowman, President and COO of Beacon. “Our implementation of NetSuite has enabled our global sales force and customer base to work within one system architecture in multiple languages and currencies. We have increased our efforts to win more Fortune 100 clients and are actively engaged with over 25 different potential qualified client targets. We have demonstrated with our existing marquee clients the ability to win significant new business that results in multi-year, multi-million dollar contracts. Our recent announcement of $2 million dollars in new contract awards with Fortune 100 clients is a great example of these initiatives in action.”

“We are extremely pleased with the increase in corporate productivity that we achieved this quarter, and with the strong contributions from our employees,” said Victor Agruso, Chief Administrative Officer. “We achieved 50%+ increases (annualized) in both net revenue and operating income per employee, which reflects our staff’s commitment to provide the highest level of professional services in a cost-efficient manner.”

“Gross profit margin improved to 39%, compared with 30% in last year’s first quarter. This amount is comparable to the amount we recorded in the fourth quarter of fiscal 2011, and is also in line with management’s expectations,” said S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer. “ We expect to see consistent gross margin performance throughout 2012, with variances depending on the mix of higher margin professional services work and the relative delivery stage of our larger projects and programs.”

Earnings Conference Call, Thursday, February 9, 2012 @ 10:00 a.m. EST:

Beacon’s Management will hold a conference call on Thursday, February 9, 2012 at 10:00 a.m. EST to discuss its fiscal first quarter 2012 financial results for the period ending December 31, 2011. Participants on the call will include Bruce Widener, Chairman and CEO; Jerry Bowman, President and COO; Victor Agruso, Chief Administrative Officer and S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer. The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 43328861. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call. The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab. A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EST on Saturday, February 11, 2012 by calling 404-537-3406 and entering conference ID # 43328861.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

-- Financial Tables Follow --

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Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(all amounts in 000's except share data)

	December 31,	September 30,
	2011	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,087	$861
Accounts receivable, net	3,576	3,752
Inventory, net	—	—
Prepaid expenses and other current assets	1,910	1,345
Total current assets	7,573	5,958
Property and equipment, net	283	249
Goodwill	2,792	2,792
Other intangible assets, net	2,841	2,905
Other assets	39	18
Total assets	$13,528	$11,922
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bridge note - related party	$100	$100
Current portion of long-term debt	136	180
Senior secured notes payable	4,185	2,952
Accounts payable	2,322	3,204
Accrued expenses and other current liabilities	3,085	1,691
Total current liabilities	9,828	8,127
Long-term debt, less current portion	—	24
Deferred tax liability	227	212
Total liabilities	10,055	8,363
Stockholders' equity
Preferred Stock: $0.01 par value, 5,000,000 shares
authorized, 1,601 and 1,491 shares issued and outstanding at
December 31, 2011 and September 30, 2011, respectively, in the following classes:
Series A convertible preferred stock, $1,000 stated value,
4,500 shares authorized, 30 shares issued and outstanding
at December 31, 2011 and September 30, 2011 respectively,
(liquidation preference $97)	30	30
Series A-1 convertible preferred stock, $1,000 stated value,
1,000 shares authorized, 311 shares issued and outstanding
at December 31, 2011 and September 30, 2011 respectively,
(liquidation preference $481)	311	311
Series B convertible preferred stock, $1,000 stated value,
4,000 shares authorized, 700 shares issued and outstanding
at December 31, 2011 and September 30, 2011 respectively,
(liquidation preference $1,033)	700	700
Series C-1 convertible preferred stock, $1,500 stated value,
400 shares authorized, 350 issued and outstanding
at December 31, 2011 and September 30, 2011, respectively
(liquidation preference $713)	525	525
Series C-2 convertible preferred stock, $1,500 stated value,
2,000 shares authorized, 100 issued and outstanding
at December 31, 2011 and September 30, 2011, respectively
(liquidation preference $193)	150	150
Series C-3 convertible preferred stock, $1,500 stated value,
110 shares authorized, 107 issued and outstanding
at December 31, 2011 (liquidation preference $200)	160	—
Common stock, $0.001 par value 70,000,000 shares authorized
37,611,396 shares issued and outstanding at December
31, 2011 and September 30, 2011, respectively	38	38
Additional paid in capital	38,593	38,342
Accumulated deficit	(37,179)	(36,583)
Accumulated other comprehensive income	145	46
Total stockholders' equity	3,473	3,559
Total liabilities and stockholders' equity	$13,528	$11,922

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Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(all amounts in 000's except share and per share data)
	For the Three	For the Three
	Months Ended	Months Ended
	December 31,	December 31,
	2011	2010
Net sales	$6,002	$3,974
Cost of goods sold	77	276
Cost of services	3,608	2,523
Total cost of sales and services	3,685	2,799
Gross profit	2,317	1,175
Operating expenses
Salaries and benefits	1,464	1,675
Selling, general and administrative	782	888
Total operating expenses	2,246	2,563
Income (loss) from operations	71	(1,388)
Other expenses
Interest expense	(132)	(56)
Effect of foreign currency transaction	(227)	(102)
Amortization of deferred finance fees	(232)	(15)
Other expenses	(15)	(112)
Total other expenses	(606)	(285)
Net loss before income taxes	(535)	(1,673)
Income tax (expense) benefit	(32)	38
Loss from continuing operations	(567)	(1,635)
Income from discontinued operations	—	7,892
Net (loss) income	(567)	6,257
Preferred Stock:
Contractual dividends	(29)	(19)
Deemed dividends related to beneficial conversion feature	—	—
Net (loss) income available to common stockholders	$(596)	$6,238
Net loss per share to common stockholders - basic and diluted
Net loss per share from continuing operations	(0.02)	(0.04)
Net income per share from discontinued operations	—	0.21
	$(0.02)	$0.17
Weighted average shares outstanding
basic and diluted	37,611,396	37,376,396
Other comprehensive income, net of tax
Net (loss) income	$(596)	$6,238
Foreign currency translation adjustment	553	(102)
Comprehensive (loss) income	$(43)	$6,136
Income (loss) from operations	71	(1,388)
Depreciation and amortization	112	132
EBITDA	183	(1,256)
Other Adjustments
Non-cash investor relations	65	59
Non-cash share based compensation	252	276
Non-recurring costs	73	179
Adjusted EBITDA	$573	$(742)

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